UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K




                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                         Date of Report: August 8, 2000



                              THE DIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




     DELAWARE                                   51-0374887
(State  or  Other  Jurisdiction  of                         (I.R.S.  Employer
Incorporation  or  Organization)                         Identification  No.)


15501  NORTH  DIAL  BOULEVARD
     SCOTTSDALE,  ARIZONA                         85260-1619
(Address  of  Principal  Executive  Offices)                    (Zip  Code)


      Registrant's  Telephone  Number,  Including  Area  Code (480) 754-3425

ITEM  5.  OTHER  EVENTS.

On August 8, 2000, Dial issued a press release announcing the resignations of Malcolm Jozoff as Chairman, President and Chief Executive Officer, and Susan J. Riley as Executive Vice President and Chief Financial Officer. The press release also announced the appointment of Herbert M. Baum as Dial's new Chairman, President and Chief Executive Officer, and Jack Tierney as acting Chief Financial Officer.

The press release further announced that Dial would not meet the consensus analyst earnings estimate of $0.77 for the fiscal year ending December 31, 2000.

 A  copy  of  the press  release  is  attached  as  Exhibit  99.


ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

         (C)  Exhibits
              99.   Press  Release  of  the  Company  dated  August  8,  2000.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



THE  DIAL  CORPORATION
August  8,  2000


/s/  John F. Tierney
     Vice President and Controller and
       acting Chief Financial Officer


                                                                      EXHIBIT 99


     CYNTHIA  DEMERS  -  CORPORATE  AND  GOVERNMENT  AFFAIRS
     (480)  754-4090

     BOB  FULTON  -  INVESTOR  RELATIONS
     (480)  754-1016

     GEORGE  SARD/DEBBIE  MILLER  -  CITIGATE  SARD  VERBINNEN
     (212)  687-8080


                 DIAL BOARD NAMES OUTSIDE DIRECTOR HERBERT BAUM
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                    ACCEPTS RESIGNATIONS OF JOZOFF AND RILEY

      COMPANY DOES NOT EXPECT TO MEET FY 2000 ANALYST EARNINGS EXPECTATIONS

  BOARD BELIEVES NEW MANAGEMENT NEEDED TO ADDRESS OPERATING PERFORMANCE ISSUES

SCOTTSDALE, ARIZ., AUGUST 8, 2000 - The Board of Directors of The Dial Corporation (NYSE:DL) today announced that Herbert M. Baum, President and Chief Operating Officer of Hasbro, Inc. and a Dial outside director since 1997, has been elected Chairman, President and Chief Executive Officer of Dial. Baum will join Dial on August 14.

     Baum is an accomplished consumer packaged goods executive with a broad range of operating and marketing experience and a track record built over more than 20 years of successfully growing leading brands at Hasbro, Quaker State, and Campbell Soup.

     Malcolm Jozoff, Dial's Chairman, President and Chief Executive Officer since 1996, has resigned to pursue personal interests. Jozoff has also resigned from the Dial Board, where he was the only inside director. The Board has also accepted the resignation of Executive Vice President Susan J. Riley, who has been Chief Financial Officer since 1997. Jack Tierney, Dial's Controller, has been named acting Chief Financial Officer.

     Dial does not expect to meet consensus analyst earnings estimates of $0.77 For the current fiscal year ending December 31, 2000

     "The Board believes Dial's business is fundamentally sound, but in light of deteriorating operating performance has concluded that new leadership is needed to take full advantage of our world-class brands and rebuild credibility with Dial's owners," said Joe Ford, an outside director since 1996, who is Chairman and CEO of ALLTEL. "As a fellow director for the past three years, Herb Baum knows the Company well, and the Board believes he has the ideal skill set and experience to provide leadership to Dial's talented and dedicated work force and restore acceptable financial performance."

     "Getting Dial back on track will be a challenge, but I have a lot to work with including superb brands, strong consumer appeal, growing market shares for many of our products, good trade relations, a sound balance sheet, solid management personnel and committed employees," said Baum. "With the Board's support, I have already begun an intensive review of all aspects of Dial's business. There will be no sacred cows, and we will do whatever we conclude makes sense to create shareholder value. I intend to build a strong management team, develop a realistic operating plan, and provide earnings guidance that can be relied on as soon as possible."

     Baum, 63, joined Hasbro in 1999 as President and Chief Operating Officer, and he has been responsible for day-to-day management of all of Hasbro's operating, marketing and sales activities for the past 18 months. Previously, he spent six years as Chairman and Chief Executive Officer of Quaker State Corporation before it was acquired by Pennzoil Products Company. During his tenure, Quaker State's sales more than doubled and operating earnings grew seven-fold. Under his leadership, Quaker State made eight acquisitions and introduced many innovative consumer products, including the world's first motor oil in a clear plastic bottle.

     Baum had previously spent 15 years at Campbell Soup Company in increasingly responsible senior positions including Executive Vice President and President of Campbell North and South America. He launched Prego Spaghetti Sauce, Campbell's first major new product introduction and today the second most popular sauce brand. Campbell's famous advertising campaign, "Soup is Good Food'' was launched when he led Campbell's U.S. soup business. Earlier in his career, he worked at the Needham Harper & Steers advertising agency.

     A graduate of Drake University, Mr. Baum serves on several Boards in addition to Dial, including Midas, Inc., Meredith Corporation, and Whitman Corporation. Formerly Chairman of the Association of National Advertisers and The Advertising Council, he has won many awards, including The American
Marketing  Association's  Charles  Coolidge  Parlin   Award   for   outstanding
contributions to marketing and the AMA's Edison Award for marketing innovation. He was elected to the Sales and Marketing Executives International Hall of Fame in 1998.

     The Dial Corporation is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners, Armour Star canned meats, and the Sarah Michaels, Freeman Cosmetics and Nature's Accents personal care brands.




     The Dial Corporation will host a conference call for analysts and investors today at 9:00 a.m. EDT. The call can be accessed at 800-482-5543 (303-224-6998 outside the U.S.). A replay will be available from noon EDT today through August 15, 2000 at 5 p.m. EDT and can be accessed at 800-625-5288 (303-804-1855 outside  the  U.S.),  reservation  number  784505.

FORWARD-LOOKING  STATEMENTS

     Statements in this press release as to the Company's expectations, beliefs, plans or predictions for the future are forward-looking statements, as that term is defined by the Securities and Exchange Commission (SEC). Actual results might differ materially from those projected in the forward-looking statements. Factors that could cause actual results to materially differ from those in the forward-looking statements are detailed in Dial's SEC filings.

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